UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 31, 2013, Horizon Lines, Inc. (the “Company”) determined that it intends to (i) include in its proxy statement for the Company’s 2014 Annual Meeting of Stockholders (to be held on or before June 5, 2014) a proposal (the “Rights Plan Proposal”) soliciting stockholder approval of the 382 Rights Agreement, dated as of August 27, 2012, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), or (ii) repeal the Rights Agreement prior to the 2014 Annual Meeting. In the event that the Company elects to include the Rights Plan Proposal in the proxy statement, and the Company does not receive the affirmative vote of the majority of shares present in person or represented by proxy at the 2014 Annual Meeting of Stockholders and entitled to vote on the matter, then the Company will promptly take action to repeal the Rights Agreement. As previously disclosed, the Company’s entry into the Rights Agreement was intended to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries.

SAFE HARBOR STATEMENT

The information contained in this Current Report on Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission. This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: volatility in fuel prices; decreases in shipping volumes; our ability to maintain adequate liquidity to operate our business; our ability to make interest payments on our outstanding indebtedness; work stoppages, strikes and other adverse union actions; the reaction of our customers and business partners to our announcements and filings, including those referred to herein; prices for our services; government investigations and legal proceedings; suspension or debarment by the federal government; failure to comply with safety and environmental protection and other governmental requirements; failure to comply with the terms of our probation; increased inspection procedures and tighter import and export controls; repeal or substantial amendment of the coastwise laws of the United States, also known as the Jones Act; catastrophic losses and other liabilities; the successful start-up of any Jones-Act competitor; failure to comply with the various ownership, citizenship, crewing, and U.S. build requirements dictated by the Jones Act; the arrest of our vessels by maritime claimants; severe weather and natural disasters; and the aging of our vessels and unexpected substantial dry-docking or repair costs for our vessels.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this Form 8-K might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 23, 2012, as filed with the SEC for a more complete discussion of the above mentioned risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: May 31, 2013	By:	/s/ Michael T. Avara

Michael T. Avara
Executive Vice President and
Chief Financial Officer